SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported) February 16, 2001
                                                            -----------------
                           American Electric Automobile Company, Inc.
                (State or Other Jurisdiction of Incorporation)

                   0-29657                        33-0727323
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           (Commission File Number)   (IRS Employer Identification No.

             7270 Woodbine Avenue, Suite 200, Markham, Ontario  L3R 4B9
           -----------------------------------------------------------
           (Address of Principal Executive Offices)         (Zip Code)

                               (905) 947-9925
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              (Registrant's Telephone Number, Including Area Code)


         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

On February 16, 2001, Edward F. Myers, Betty N. Myers and Gary DeGano resigned as directors and officers of the Company's wholly owned subsidiary, California Electric Automobile Company, Inc. ("CEAC"). On the same date, Pierre Quilliam was elected Chief Executive Officer and Captain Glenn Roach was elected President of CEAC. Captain Roach was previously President of CEAC up until November 3, 2000 when the employees were laid off. He was also elected to the Board of Directors of CEAC.

In addition to the production of electric and hybrid electric automobiles, the Company now intends to begin production of electric boats beginning with a prototype. Due to the public concern about the negative environmental impact caused to lakes and waterways by gasoline and diesel powered boats, the Company believes that electric boats will have a major impact on the market for watercraft over the long term.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  AMERICAN ELECTRIC AUTOMOBILE COMPANY,INC.


Date: February 26, 2001

By:
PIERRE QUILLIAM
-----------------
PIERRE QUILLIAM
President and CEO